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                               Exhibit No. 10.17

                    EMPLOYMENT AND STOCK PURCHASE AGREEMENT

         THIS EMPLOYMENT AND STOCK PURCHASE AGREEMENT ("Agreement"), made effective September 1, 1996, by and between Wellington Hall, Limited a North Carolina corporation ("Company"), and Arthur F. Bingham of Davidson County, North Carolina ("Bingham");

                                  WITNESSETH:

         WHEREAS, the Company is engaged in the business of manufacturing, buying, finishing and selling furniture and related products and in all activities incidental thereto; and

         WHEREAS, in addition to the Company business located North of Lexington, North Carolina, on Interstate 85, the Company owns a business operation in San Pedro Sula, Honduras, through its wholly owned subsidiary, Wellington Hall Caribbean Corp; and

         WHEREAS, it is the need of additional capital for various uses including reduction of outstanding debt and capital expenditures; and

         WHEREAS, the shares of the Company in accordance with the information furnished by MacDaniel, Lewis and Co., a market maker in the Company's common stock, the high and low quotes for the last several months have been approximately forty-four cents ($.44) and thirty-two cents ($.32) respectively; and

         WHEREAS, the Company desires to employ and obtain the unique experience, ability and services of Bingham who has had many years of experience in sales marketing and product development for a major furniture manufacturer; and

         WHEREAS, Bingham desires to become affiliated with the Company and to make an investment in common shares of the Company in the amount of Three Hundred Thousand Dollars ($300,000.00); and

         WHEREAS, the Company desires to employ Bingham as Senior Executive Vice President of Sales and Marketing and Bingham desires to accept said employment and make the investment as hereinabove outlined under the terms and conditions hereinafter set forth; and

         WHEREAS, the terms and conditions of this Agreement were duly reviewed, approved and authorized by Company's Board of Directors at its meeting held on the 31st day of August, 1996.

         NOW, THEREFORE, in consideration of the premises and the promises of the parties as hereinafter set forth, the parties hereby covenant and agree as follows:


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         1. EMPLOYMENT AND DUTIES.  Company hereby employs Bingham and Bingham accepts employment as Senior Executive Vice President of Sales and Marketing and an exclusive sales representative to perform the duties outlined in the schedule attached hereto as Schedule "A" which is incorporated herein by reference, along with any other duties that may be reasonably assigned to him by the President or Board of Directors of the Company for the term of this Agreement.

         2. PERFORMANCE. During the term of this Agreement, Bingham agrees to devote his full time and attention to such employment and to use his best efforts in the performance of the duties customarily incident to such offices and such other duties that may from time-to-time be assigned to him by the Board of Directors.

         3. TERM. The initial term of this Agreement shall be for a ten (10) year period beginning as of September 1, 1996, and ending on August 31, 2006, unless sooner terminated as provided by paragraph 17. Thereafter, the term of this Agreement shall automatically be extended for successive one-year terms unless and until either party shall give the other written notice of termination at least ninety (90) days prior to the end of the current term or any extended term.

         It is contemplated that throughout his term of employment, Bingham shall continue to occupy the position of Senior Vice President of Sales and Marketing and shall continue to be elected as a Director of the Company. In the event Bingham is for any reason whatsoever not continued in such posts he shall have the right, but not the obligation, to terminate his employment under this Agreement by giving thirty (30) days written notice of such intention to the Company, and if such failure is not cured within said thirty (30) day period, this contract shall terminate at the end of said thirty (30) day period and the Company will immediately pay to Bingham severance compensation equal to one and a half (1 1/2) times the annual compensation provided in this Agreement for Bingham for the year in which such notice is given. If Bingham does not terminate, then nothing herein shall be construed to limit the term of this Agreement or Bingham's compensation hereunder.

         4. COMPENSATION. In consideration of services to be rendered by Bingham hereunder, all of which are described in Schedule "A" attached hereto (the "Services"), which Services are acknowledged by the Company to be valuable, unique and in its best interest, the Company agrees to pay to Bingham and he agrees to accept the following annual compensation payable monthly:

         (a) In addition to the services to be performed as described in Scheduled "A" attached hereto, Bingham is hereby granted a sales territory described in Schedule "B" attached hereto (the "Territory") for which he will be paid a commission of five percent (5%) of all sales of products of Wellington Hall Caribbean Corp ("WHCC") and six percent (6%) commission of all sales of products of the Company. The commission will be paid by the 10th of the month on orders shipped the previous month.


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                 The above commission shall exclude what is commonly referred to as OEM sales; i.e. wood sales, intercompany sales to Wellington Hall Limited, component sales, or sales to other manufacturers. Commissions will be paid on all Company products sold to or offered to a Company dealer within the boundaries of the Territory.

         (b) As compensation for the position of Senior Executive Vice President of Sales and Marketing, Bingham shall receive a sum of at least Thirty Thousand Dollars ($30,000.00) annually payable on a monthly basis with the first payment due on September 30, 1996 (the "Annual Compensation"). In addition to the above, an annual bonus shall be paid which will be a sum equal to the amount which two percent (2%) of the sales in the territory from WHCC and one percent (1%) of the sales in the territory from the Company exceeds Thirty Thousand Dollars ($30,000.00) for each fiscal year beginning September 1, 1996, through August 31, 1997. This bonus shall be payable within thirty (30) days after complete of the fiscal year. In no event shall the annual compensation be less than Thirty Thousand Dollars ($30,000.00).

         (c) In addition to the above Bingham shall receive a five percent (5%) commission on all orders that are considered "House" orders, and five percent (5%) commission on inventory sales that will be used to raise capital and reduce inventory which will be primarily out of "seconds", overruns and discontinued items. All such commission shall be payable on the 10th of the month on sales shipped the previous month.

         5. EXPENSES. The Company recognizes that in the course of performing his services hereunder Bingham will necessarily incur expenses in connection with those duties. In connection with the duties of acting in the capacity of Senior Executive Vice President of Sales and Marketing he will incur expenses for such items as entertainment, travel, hotels, out-of-town meals, gas and any trips required to be made to Honduras. The Company will reimburse Bingham for all of the reasonable business expenses described above. As regards his duties as a sales representative in the Territory, Bingham will be reimbursed for similar reasonable business expenses up to a maximum of Fifteen Thousand Dollars ($15,000.00) per year. Reimbursement to be made within thirty (30) days after filing the requisite request and documentation of expenses so incurred. In addition to the above, Company will provide a cellular telephone for the use of Bingham with said account in the name of the Company.

         The maximum of Fifteen Thousand Dollars ($15,000.00) per year as reimbursement to Bingham as a sales representative provided above shall be increased on an annual basis commencing September 1, 1997, by an amount in each year in which the National Consumer Price Index, for the month of July, published by the United States Bureau of Labor Statistics, shows a

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rise in the cost of living index for Greensboro, North Carolina, over the level of such cost of living index in July of 1996, and such adjustments shall be made on a cumulative basis every two (2) years.

         6. TRANSPORTATION. The Company shall have no obligation to provide an automobile for the use of Bingham; however, during the term of this Agreement the Company shall pay to Bingham Three Hundred Fifty Dollars ($350.00) per month payable on the 10th of the month for Bingham's use in financing, operating, maintaining, insuring, and providing for other expense incidental to the operation and maintenance of an automobile, which the company acknowledges is necessary in the performance by Bingham of his duties hereunder.

         7. OFFICE. In connection with his duties as Senior Executive Vice President of Sales and Marketing, Bingham will be provided an office at the Company's plant in Lexington, North Carolina, with the usual office appointments.

         8. ACCESS TO COMPANY RECORDS. During the term that Bingham is a Director and Senior Executive Vice President of Sales and Marketing, he shall have access to all records, financial and otherwise of the Company and shall be allowed to make copies thereof for his personal use only recognizing the fiduciary duty which he will owe to the Company pursuant to his position.

         9. MOVING EXPENSES. The Company recognizes that Bingham does not live in the immediate area of the Company and the Company agrees to pay all reasonable moving expenses up to a maximum of Seventy-Five Hundred Dollars ($7,500.00) which Bingham incurs in moving to the area of High Point, North Carolina.

         10. GROUP INSURANCE. The Company agrees to provide for Bingham during the term of this Agreement, suitable group medical, accident and health insurance in reasonable amounts the same as provided for other offices employed by the Company.

         11. LIFE INSURANCE. The Company agrees to pay for a term life insurance policy on the life of Bingham with the Company to be the beneficiary in a policy amount of One Million Dollars ($1,000,000.00) with the annual premium not to exceed Three Thousand Six Hundred Dollars ($3,600.00) per year. If the term insurance premium ever exceeds Three Thousand Six Hundred Dollars ($3,600.00) per year, the amount of life insurance which can be purchased for Three Thousand Six Hundred Dollars on the life of Bingham will be amount purchased. For the period of time that the premiums are less than Three Thousand Six Hundred Dollars ($3,600.00) per year, the balance, if any, will be payable to Bingham as an additional supplement on Bingham's disability insurance premiums in addition to any sums set forth in paragraph 12.

         12. DISABILITY. Bingham shall receive full compensation for any period of illness or incapacity during the term of this Agreement. Notwithstanding the foregoing, the Company shall have the right to terminate this Agreement if such illness or incapacity shall be of such a character


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as to prevent Bingham from materially performing his duties hereunder for a period of six (6) consecutive months by giving Bingham at least thirty (30) days written notice of the Company's intention to do so. If Bingham resumes the performance of his duty within thirty (30 days following receipt of such notice and materially performs such duties on a regular basis thereafter, then this Agreement shall continue in full force and the Company's notice of intention to terminate shall have no further effect.

         The Company agrees to provide Bingham with a disability insurance policy in an amount satisfactory to Bingham; however the obligation of the Company shall be limited to payment of premiums not to exceed Twenty-Four Hundred Dollars ($2,400.00) per year. Any additional amount of premium to buy the disability insurance which Bingham desires shall be the sole obligation of Bingham.

         3. STOCK PURCHASE AGREEMENT. Company intends to file a registration whereby Company will sell a certain number of shares at Fifty Cents ($.50) a share with each present shareholder being given the option to purchase their prorata number of shares. Each such shares shall also contain a warrant to purchase one (1) additional share for each four (4) shares owned at a stated price. Company and Bingham agree to enter into a Stock Purchase Agreement wherein Company agrees to sell and Bingham agrees to purchase six hundred thousand (600,000) shares of common stock of the Company at Fifth Cents ($.50) per share. The Stock Purchase Agreement shall provide that the shares to be sold by the Company and purchased by Bingham shall first come from unsubscribed shares of the offering. In the event there is not six hundred thousand (600,000) unsubscribed shares available, then Company shall issue additional shares at Fifty Cents ($.50) a share containing identical warrants attached thereto in order that there will be sufficient shares to fund Company's obligation to sell hereunder and Bingham's obligation to purchase six hundred thousand (600,000) shares of Company's common stock at Fifty Cents ($.50) per share. Bingham shall deliver his check in the amount of Three Hundred Thousand Dollars ($300,000.00) within sixty (60) days of the execution of this Agreement.

         14. STOCK OPTION. Company agrees to enter into an Executive Stock Option Plan wherein Company shall grant to Bingham the option to purchase one hundred fifty thousand (150,000) shares of common stock at Fifty Cents ($.50) per share, one hundred fifty thousand (150,000) shares of common stock at Eighty Cents ($.80) a share and one hundred fifty thousand (150,000) shares of common stock at One Dollar and Thirty Cents ($1.30) per share under the following conditions:

         (a) If from May 1, 1997 until April 30, 1998 the combined Wellington Hall Limited ("WHL") and Wellington Hall Caribbean Corp ("WHCC") shipments of retail sales as hereinabove defined in the Territory ("1998 Sales") are equal to or greater than Two and a half Million Dollars ($2,500,000.00) then the first option to purchase one hundred fifty thousand (150,000) shares of common stock of WHL at Fifty Cents ($.50) per share will be effective for a period of seven (7) years beginning September 1, 1998.
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         (b)     If from May 1, 1998, until April 30, 1999, the combined WHL and WHCC shipments of retail sales from the Territory ("1999 Sales") for which commissions were earned are equal to or greater than Two Million Seven Hundred Thousand Dollars $2,700,000.00), or the second option for one hundred fifty thousand shares (150,000) of common stock of WHL at Eighty Cents ($.80) per share will become effective for a period of seven (7) years beginning September 1, 1999.

         (c) If from May 1, 1999,until April 30, 2000, the combined WHL and WHCC shipments of retail sales from the Territory for which commission were earned ("2000 Sales") are equal to or greater than Three Million Dollars ($3,000,000.00) then the third option for one hundred fifty thousand (150,000) shares of common stock of WHL shall be effective as of September 1, 2000.

         15. COMMISSIONS FROM HUNT TERRITORY. Any commissions that would normally be paid in Bingham's territory (formerly Don Hunt's territory) for orders received by Company after June 10, 1996, and shipped after August 12, 1996, will be paid to Bingham.

         16. GENERAL BINGHAM BENEFITS. This Agreement is not intended and shall not be deemed to be in lieu of any rights, benefits and privileges to which Bingham may be entitled as an employee of the Company under any retirement pension profit-sharing, vacation or other plan which may now be in effect or which may hereinafter be adopted by the Company.

         17. TERMINATION. The Company shall have the right to terminate this Agreement only for cause. "For cause" for the purposes of this Agreement shall be deemed to be only (a) willful material breach of Bingham's obligations under this Agreement, which breach is not substantially cured by Bingham within ten
(10) business days after the Company gives written notice of the specific alleged breach to Bingham (it being understood that Bingham's failure to perform and discharge his duties and responsibilities hereunder as a result of his incapacity due to physical or mental illness or injury or accident or death shall not be deemed such a breach); (b) willful gross misconduct of Bingham in the course of his employment that is substantially injurious to the company; and (c) conviction in any court of a felony which results in incarceration for more than ninety (90) consecutive days (unless such conviction is reversed in any final appeal thereof).

         18. SALE, MERGER, CONSOLIDATION OR LIQUIDATION. If the Company is merged, liquidated, consolidated or otherwise combined with any other company or if substantially all of the assets of the Company are acquired by any other person or entity, or if the control of the Company shall pass to any other person or entity not presently in control, then in that event the Employment Agreement shall remain in full force and effect or at the option of the Company upon the occurance of any such events described above, then the Company or its successor may terminate this Agreement upon the payment to Bingham of an amount equal one and a half (1 1/2) times his earnings for the last fiscal year prior to the date of termination. For purpose of determining Bingham's earnings, there shall be included both Bingham's commissions paid under Bingham's territory, plus any compensation paid for Bingham's position as Senior Executive Vice President


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of Sales and Marketing. In the event Bingham's employment is terminated, the payment provided herein shall be made within thirty (30) days after the date of termination.

         19. NOTICES. All notices to be given by any party to this Agreement to any other party shall be in writing and shall be given by depositing such notice in the United States mail first-class postage prepaid, addressed as follows:

         If to Company:                    Chairman of the Board
                                           Wellington Hall Limited
                                           Post Office Box 1354
                                           Lexington, North Carolina 27293-1354

         With Copy to:                     Gaither S. Walser
                                           Brinkley, Walser, McGirt,
                                               Miller, Smith & Coles PLLC
                                           Post Office Box 1657
                                           Lexington, North Carolina 27293-1657

         If to Bingham:                    Arthur F. Bingham
                                           Post Office Box 1354
                                           Lexington, North Carolina 27293-1354

         With Copy To:                     Mr. James M. Gaither, Jr.
                                           Gaither, Gorham & Crone
                                           Suite 203
                                           27 1st Avenue NE
                                           Post Office Box 2507
                                           Hickory, North Carolina 28603

         20. MISCELLANEOUS.

           (a) This Agreement shall be governed by and construed according to the laws of the State of North Carolina.

           (b) This Agreement shall insure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of the company's assets or business or into which the Company may be liquidated, consolidated, merged or otherwise combined, and shall inure to the benefit of and be binding upon Bingham, his heirs, distributees and personal representatives.

           (c) The failure of either the Company or Bingham to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not

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                 be construed to be a waiver of future performance of any such term, covenant or condition and the obligations of the respective parties hereto shall continue in full force and effect.

           (d) This Agreement constitutes the full and complete understanding and agreement between the Company and Bingham as to the subject matter hereof and supersedes all prior understandings and agreements and cannot be amended, modified or supplemented in any respect except by subsequent written agreement of the Company and Bingham.

           (e) Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

           (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall be one and the same instrument.

           (g) Annual compensation payable under this Agreement shall cease upon Bingham's death; however, any deferred compensation arrangements which may be payable to Bingham under this Agreement or any other plan, along with any stock options which have been earned pursuant to this Agreement and the Stock Options Agreement to be entered into by Company and Bingham shall remain in full force and effect and be payable in accordance with their terms.

           (h) Death, illness, incapacity or disability of Bingham during the term hereof shall not constitute a breach of this Agreement by Bingham.

         IN WITNESS WHEREOF, the parties hereto have herunto signed their names, and the Company has caused its name to be signed hereto by its President and attested by its Secretary and its corporate seal to be affixed, and the undersigned individual herewith expressly adopts as his seal the word "SEAL" appearing beside his signature below, all of which was done as of the day and year first above written.



                                        WELLINGTON HALL LIMITED


                                        By:/s/ Hoyt M. Hackney, Jr.
                                           --------------------------
                                           President

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ATTEST:


/s/ William W. Woodruff
- --------------------------
Secretary



[SEAL]                                    /s/ Arthur F. Bingham    (SEAL)
                                          -------------------------
                                          Arthur F. Bingham





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                                  SCHEDULE "A"

                               DUTIES OF BINGHAM

JOB TITLE: SENIOR EXECUTIVE VICE PRESIDENT OF SALES AND MARKETING

PURPOSE: TO ADMINISTER A NATIONAL SALES AND MARKETING PROGRAM THAT ASSURES CONTINUING GROWTH IN THE COMPANY'S PROFITABLE SALES.

DUTIES:

         DEVELOP AND EXECUTE AN ANNUAL SALES AND MARKETING BUDGET THAT COVERS ALL SALES TERRITORIES, DEMONSTRATES A GROWTH IN SALES, AND CONTROLS COSTS.

         DEVELOP AND MAINTAIN A PRODUCT STRATEGY THAT MEETS THE COMPANY'S PRODUCTION NEEDS AND CAPABILITIES. DIRECT THE PRODUCT DESIGN DEVELOPMENT AND SAMPLING OF NEW PRODUCTS.

         DIRECT ALL ACTIVITIES RELATIVE TO THE PREPARATION AND EXECUTION OF THE COMPANY'S TWO SEMI-ANNUAL FURNITURE MARKETS. MAINTAIN THE COMPANY'S HIGH POINT SHOWROOM. DEVELOP AND DIRECT FURNITURE DISPLAY AND SHOWROOM INTERIOR DESIGN.

         DEVELOP AND MAINTAIN THE COMPANY'S SUPPLY OF SALES AIDS. PROGRAM AND DIRECT PHOTOGRAPHY, LAYOUT, AND PRINTING REQUIREMENTS. MAINTAIN AN INVENTORY OF ALL MATERIALS INCLUDING TRANSPARENCIES AND NEGATIVES, FOR REPRODUCTION PURPOSES AND FOR DEALER ADVERTISING.

         MANAGE AND DIRECT THE COMPANY'S SALES TERRITORIES AND SALES REPRESENTATIVES, INCLUDING THE NECESSARY SUPPORT TO DEVELOPING NEW DISTRIBUTION AND A GROWTH IN THE SALES VOLUME FOR EACH GEOGRAPHICAL AREA, INCLUDING THE RESTRUCTURING OF THE TERRITORIES AND REPRESENTATION AS NECESSARY.

         MANAGE DEALER RELATIONS, INCLUDING PROMOTIONS, INCENTIVES, TRAINING, CONTESTS, ADVERTISING ARRANGEMENTS AND SPECIAL FREIGHT ARRANGEMENTS.

         DEVELOP AND MAINTAIN ANY NATION ADVERTISING CAMPAIGN, INCLUDING THE COMPANY'S HOME PAGE ON THE INTERNET AND RESPONSES TO E-MAIL REQUEST.

         ANY AND ALL OTHER ACTIVITIES RELATIVE TO THE COMPANY'S SALES AND MARKETING ACTIVITIES OR NEEDS.

JOB TITLE: SALES REPRESENTATIVE IN TERRITORY DESCRIBED ON SCHEDULE "B".

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                                  SCHEDULE "B"

                         BINGHAM'S EXCLUSIVE TERRITORY


                 THIS TERRITORY, HEREAFTER REFERRED TO AS THE "NORTH CAROLINA TERRITORY" IS DEFINED AS AND/OR INCLUDES THE ENTIRE STATES OF NORTH CAROLINA AND SOUTH CAROLINA. ALSO INCLUDED IS THE STATE OF VIRGINIA EXCLUDING THE ARLINGTON AND ALEXANDRIA AREA. THE EXCLUDED AREA IS BOARDED ON THE NORTHWEST BY A LINE FROM MANASSAS, VIRGINIA TO ASHBURN, VIRGINIA AND ON THE SOUTHWEST BY A LINE FROM MANASSAS, VIRGINIA TO QUANTICO, MARYLAND. BINGHAM WILL SOLICIT ORDERS ONLY FOR COMPANY'S PRODUCTS.





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